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                                                                    Exhibit 10.4





                               GENICOM CORPORATION

                           RETIREMENT INCOME AGREEMENT

                              WITH MR. PAUL T. WINN
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                                TABLE OF CONTENTS

                                                                            Page

Section 1.  Purpose......................................................   1

Section 2.  Definitions..................................................   1

Section 3.  SRI Formula..................................................   3

Section 4.  SRI Eligibility..............................................   3

Section 5.  Payment of SRI ..............................................   4

Section 6.  Form of SRI Payment..........................................   4

Section 7.  No Competition...............................................   4

Section 8.  Pre-Retirement Survivor Annuity Coverage.....................   5

Section 9.  Effective Date...............................................   5

Section 10.  Unfunded Agreement..........................................   5

Section 11.  Non-Guarantee of Employment.................................   6

Section 12.  Amendment...................................................   6

Section 13.  Non-Assignability...........................................   6

Section 14.  Withholding of Taxes........................................   6

Section 15.  Successor Company...........................................   6

Section 16.  Governing Law...............................................   6


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                               GENICOM CORPORATION

                        RETIREMENT INCOME AGREEMENT WITH

                                MR. PAUL T. WINN

         AGREEMENT between PAUL T. WINN (the "Executive") and GENICOM CORPORATION ("GENICOM").

         Section 1. Purpose. The purpose of this Agreement is to provide supplemental retirement income to Mr. Paul T. Winn, President & Chief Executive Officer of GENICOM Corporation ("GENICOM") whose regular retirement benefits are in the opinion of the Board of Directors insufficient in comparison to his Terminal Compensation, as hereinafter defined.

         Section 2. Definitions. The following terms will have the following meanings unless otherwise clearly required by the context:

              (a) "Actuarial Equivalent" will mean an equivalent value determined by an actuary employed by GENICOM based on the actuarial assumptions provided in Exhibit A, as it may be revised from time to time.

              (b) "Agreement" will mean this GENICOM Corporation Retirement Income Agreement with Mr. Paul T. Winn, as amended from time to time.

              (c) "Cause" will mean: (i) the Executive's material misappropriation with respect to the business or assets of GENICOM, (ii) the Executive's conviction, guilty plea or nolo contendere of a felony involving moral turpitude, (iii) the Executive's use of drugs or alcohol that interferes materially with the Executive's performance of his duties for a substantial period, or (iv) any act determined by a majority of GENICOM's Board of Directors to materially and adversely affect the business, affairs or reputation of GENICOM. In connection with any consideration by the Board of whether Cause exists, the Executive shall have the opportunity to make a presentation to the Board and any determination by the Board shall be made in good faith.

              (d) "Change of Control" will mean the occurrence of any of the following events:

                        (i)   A third person, including a "group" as defined in
                    Section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of the common stock of the Company ("Company Stock") having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company. An acquisition shall be excluded if made by the Company, a subsidiary or a Company employee benefit plan;


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              (ii)  A reorganization, merger or consolidation in which the beneficial owners of the Company Stock and voting securities of the Company immediately prior thereto do immediately thereafter beneficially own, directly or indirectly, more than 75% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the corporation resulting from such organization, merger or consolidation;.

              (iii) A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

              (e) "Compensation" will mean the actual periodic salary compensation and annual bonuses payable in cash, including amounts deducted therefrom such as, but not limited to, deductions for withheld taxes, paid to the Executive by GENICOM for personal services, as reported on IRS form W-2. Compensation will not include any compensation from stock options or the amount paid in 1998 to the Executive in connection with taxes incurred on the exercise of stock options. In computing Compensation, any payment for accumulated vacation that is paid after termination of employment, severance or similar payments will be excluded.

              (f) "Disabled" or "Disability" will mean the inability of a Participant to perform his normal duties with the Company or any similar duties due to a physical or mental condition that is expected to last indefinitely. The Committee shall determine whether a Disability exists and such determination shall be conclusive.

              (g) "Disability Benefit" will mean the value of the Executive's disability benefits payable under the Federal Social Security Act plus the value of any disability benefits payable to the Executive under any long-term disability insurance or program paid for by GENICOM.

              (h) "Elective Contributions" will have the same meaning as that term is defined in Treasury Regulation Section 1.401(k)-1(g)(3).

              (i) "Executive's 401(k) Account" will mean the Executive's total vested benefit in the 401(k) Plan.

              (j) "401(k) Benefit" will mean the Actuarial Equivalent of the value of the benefits payable to the Executive at termination, retirement, death or permanent disability (as those terms are used in the 401(k) Plan) that are attributable to GENICOM Contributions and the earnings thereon. Earnings attributable to GENICOM Contributions will be determined by multiplying the total earnings realized in the Executive's 401(k) Account by a ratio. The ratio will be determined by dividing the GENICOM Contributions made to the Executive's 401(k) Account by the total contributions made to the Executive's 401(k) Account. The date the Executive terminates employment with GENICOM, retires, dies or becomes


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permanently disabled will be the date for determining total earnings realized in the Executive's 401(k) Account. The 401(k) Benefit will be calculated in the form of an Actuarial Equivalent annual single life annuity.

              (k) "401(k) Plan" will mean the GENICOM Retirement and Savings Plan and any other tax-qualified retirement plan or plans sponsored by GENICOM.

              (l) "GENICOM Contributions" will mean contributions made by GENICOM to the Executive's accounts in the 401(k) Plan including any matching contributions, profit sharing contributions or forfeitures, but excluding Elective Contributions.

              (m) "Social Security Retirement Benefit" will mean the value of one-half of the Executive's primary insurance amount under the Federal Social Security Act payable at the Executive's Social Security Retirement Age (as defined in Internal Revenue Code Section 415(b)(8)), and/or any other comparable primary insurance amount payable under another governmental retirement program. The Social Security Retirement Benefit will be calculated in the form of an Actuarial Equivalent annual single life annuity.

              (n) "SRI" will mean the basic supplemental retirement income payable to the Executive under Section 3(a) of this Agreement.

              (o) "Terminal Compensation" will mean an amount equal to one-third (1/3) of the Executive's Compensation for the three (3) calendar years for which the Executive received the largest amount of Compensation during the five (5) consecutive calendar years completed immediately prior to the Executive's termination, retirement, Disability or death.

              (p) "Vested Percentage" will mean the percentage equal to five percent (5%) times the number of full calendar quarters that have been completed since April 1, 1998, with the first such calendar quarter ending June 30, 1998, provided that the Vested Percentage shall be one hundred percent (100%) if the Executive dies or is Disabled or upon a Change of Control.

         Section 3. SRI Formula. The SRI payable to the Executive will equal an amount in the form of an annual single life annuity determined as follows:

              (a) The basic SRI amount (calculated as payable at age 65) is (i) Seventy Percent (70%) of the Executive's Terminal Compensation reduced by the sum of the annual amount of: (x) the 401(k) Benefit, (y) the Social Security Retirement Benefit and (z) the Disability Benefit; times (ii) the Executive's Vested Percentage. If the basic SRI amount is reduced by a Disability Benefit, the basic SRI amount shall be increased at any time in the future by the amount of the Disability Benefit if the Executive ceases to receive the Disability Benefit for any reason.

              (b) If the Executive commences distributions before age 65 for any reason, the SRI will be the Actuarial Equivalent of the amount calculated under
Section 3(a). The Executive's age will be calculated in years and full months.


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              (c)   For purposes of offsetting or reducing inflation, the SRI
payments made to the Executive or his surviving spouse will be increased annually on July 1 by a percentage to reflect the increase in the cost of goods and services over the previous calendar year and determined in accordance with the national Consumer Price Index for all goods and services.

              (d) The SRI payable to the Executive will also be reduced by any severance payments made to the Executive under his employment agreement with GENICOM dated March 26, 1990 or any successor agreement. This SRI reduction will only apply for periods during which the severance payments are made to the Executive.

         Section 4. SRI Eligibility. The Executive will be eligible to receive the SRI under the following conditions:

              (a) Prior to attaining age 55, the Executive will be eligible to receive the SRI:

                        (i) if the Executive is terminated by GENICOM without Cause, or

                        (ii) after a Change of Control, upon the Executive's termination of employment with GENICOM for any reason, including death, Disability, voluntary termination by the Executive, or termination by GENICOM for Cause.

              (b) Upon attaining age 55, the Executive will be eligible to receive the vested portion of the SRI upon termination of employment with GENICOM for any reason, including death, Disability, voluntary termination by the Executive, or termination by GENICOM for Cause, except for a termination by GENICOM for Cause prior to a Change of Control.

         Section 5. Payment of SRI. One-twelfth (1/12th) of the annual SRI, as adjusted under Section 3(c), will be payable on the first day of each month following the Executive's termination, retirement, death or Disability.

         Section 6. Form of SRI Payment.

              (a)   The SRI will be payable as a monthly straight life annuity.

              (b) In lieu of the form described in Section 6(a), the Executive may elect to receive the Actuarial Equivalent of the SRI in a joint and 50% survivor annuity for the lives of the Executive and his surviving spouse. Under this form of payment, the Executive will receive reduced payments for his lifetime and, after his death, a survivor annuity will be payable for the lifetime of his surviving spouse equal to 50% of the amount of the annuity payments that were payable to the Executive. If the Executive's spouse dies after SRI payments begin but before the Executive dies, the SRI will continue to be paid to the Executive in the same amount that was payable before the death of his spouse.


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              (c) The Executive will be provided suitable forms for the making of elections under Section 6(b). To be valid, an election or revocation of an election of the joint and 50% survivor annuity optional benefit form (i) must be signed by the Executive, (ii) must designate a specific alternate form of benefit, and (iii) except for an initial election upon participation, will not be effective until six (6) months after the date of the election. Any election will remain in effect until six (6) months after a subsequent election is filed by the Executive.

              (d) In lieu of the form described in Section 6(a) or (b), upon a Change of Control, the Board of Directors of GENICOM, in its sole discretion, may elect to pay the Executive the Actuarial Equivalent of the SRI in a single lump sum payment. The lump sum payment may be made at any time within two years after the Change of Control. After payment of a lump sum to the Executive, GENICOM will have no further liability to the Executive or his surviving spouse under this Agreement

         Section 7. No Competition. Notwithstanding the provisions of Sections 3, 4, 5 and 6, no SRI will be payable to the Executive if his employment with GENICOM terminated prior to the date on which the Executive attains the age of sixty-five (65) years, or to the surviving spouse of the Executive, if within two (2) years after such termination of employment the Executive, without the approval of GENICOM as expressed in a resolution by its Board of Directors, renders services for compensation as an officer, consultant, employee or otherwise to any corporation or other entity in direct or indirect competition with GENICOM or any GENICOM subsidiary, or enter into any business or occupation on a self-employed basis which is in direct or indirect competition with GENICOM or any GENICOM Subsidiary provided, however, that nothing contained in this
Section 7 will be deemed to require the repayment by the Executive of any SRI paid to him prior to the time he commences rendering such services or enters into such business or occupation. This Section 7 shall not apply if the Executive is terminated by GENICOM without Cause after a Change of Control.

         Section 8. Pre-Retirement Survivor Annuity Coverage. The Executive can elect to have a pre-retirement survivor annuity benefit paid to his surviving spouse if the Executive dies before the commencement of the SRI payments. If the Executive is age 55 or older at the time of his death while still in service with GENICOM or dies after a Change of Control while in service with GENICOM before age 55, the pre-retirement survivor annuity benefit paid to his surviving spouse will be the same as the monthly payment which would have been initially payable pursuant to Section 6 if the Executive had terminated on the date of his death, had elected to receive the SRI in the form of a joint and 50% survivor annuity for the lives of the Executive and his surviving spouse, and had died immediately following such termination. If the Executive dies prior to age 55 while still in service with GENICOM and there has not been a Change of Control, no pre-retirement survivor annuity benefit will be paid to his surviving spouse. The pre-retirement survivor annuity benefit will be paid to his surviving spouse on the first day of each month following the later of the (i) the first month in which the Executive could have retired and received a SRI payment, or (ii) the month in which the Executive dies. If the Executive elects pre-retirement survivor annuity coverage under this Section 8, the SRI payable to the Executive will be reduced by the Actuarial Equivalent value of the cost of providing pre-retirement survivor


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annuity coverage. The Executive may elect to have a pre-retirement survivor annuity benefit paid to his surviving spouse by making an election in the form and manner described in Section 6(c) for electing the joint and 50% survivor annuity form of payment.

         Section 9. Effective Date. The effective date of the Agreement is October 23, 1997, the date of approval by the Board of Directors of GENICOM.

         Section 10. Unfunded Agreement. There is no fund associated with this Agreement, except as specifically provided in this Section 10. GENICOM will be required to make payments only as they become due and payable under the Agreement. Neither the Executive nor his surviving spouse will have any right, other than the right of an unsecured general creditor, against GENICOM in respect to the payments which may be payable, to the Executive or his surviving spouse hereunder. GENICOM agrees to establish a grantor trust to fund its liability to the Executive. GENICOM shall contribute to the trust assets that shall be held therein, subject to the claims of GENICOM's creditors in the event of GENICOM's insolvency until paid to the Executive or his surviving spouse in such manner and at such times as specified in this Agreement or until all obligations to the Executive or his surviving spouse under this Agreement has been terminated. Neither the Executive nor his surviving spouse will have any right to receive any payment under this Agreement except as and to the extent expressly provided in this Agreement.

         Section 11. Non-Guarantee of Employment. Nothing contained in this Agreement will be construed as a contract of employment between GENICOM and the Executive, or as a right of the Executive to be continued in employment or as a limitation of the right of GENICOM to deal with the Executive, as to his hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Agreement did not exist.

         Section 12. Amendment. This Agreement may only be amended by a written instrument signed by the Executive and GENICOM.

         Section 13. Non-Assignability. The payments made under this Agreements will not be subject to alienation, assignment, pledge, garnishment, execution or levy of any kind and any attempt to cause any such benefits to be so subjected will not be recognized.

         Section 14. Withholding of Taxes. All amounts payable hereunder will be reduced for the amounts required to be withheld pursuant to any applicable governmental law or regulation with respect to taxes or any similar provisions.

         Section 15. Successor Company. In the event of the dissolution, merger, consolidation, or reorganization of GENICOM, the successor will have all of the powers, duties and responsibilities of GENICOM under this Agreement.

         Section 16. Governing Law. This Agreement will be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Virginia.


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         IN WITNESS WHEREOF, GENICOM Corporation and Paul T. Winn have caused this Agreement to be executed the 9th day of March, 1998.

                                GENICOM CORPORATION



                                By:  /s/ Don Ackerman
                                         (Signature of Officer of Corporation)





                                ------------------------------------------------
                                         PAUL T. WINN



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